UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2009
INTRAOP MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-49735 (Commission File Number)	87-0642947 (I.R.S. Employer Identification No.)

570 Del Rey Avenue Sunnyvale, California (Address of principal executive offices)		94085 (Zip Code)
408-636-1020
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On September 22, 2009, Intraop Medical Corporation (the “Company”) issued a secured promissory note in a principal amount of $1,150,000.00 (the “Note”) to E.U. Capital Venture, Inc. (“E.U. Capital”). The principal amount of the Note consists of $579,110.46 that was outstanding under a promissory note previously issued to E.U. Capital by the Company (the “First Note”) and $570,889.54 that was advanced to the Company by E.U. Capital on the date of issuance of the Note. The First Note was deemed repayed and terminated upon the issuance of the Note.
          The Note accrues interest at the rate of twelve percent (12%) per annum, compounded monthly, on the outstanding principal amount of the Note, payable monthly in arrears. The obligations of the Company in respect of the Note are secured by (i) the Company’s assignment to E.U. Capital of the Company’s right to lease payments under a lease-purchase agreement between the Company and one of its customers, pursuant to which such customer is leasing a Mobetron S/N 28 system and certain related equipment (collectively, the “Leased Mobetron”) from the Company and may purchase such system from the Company at the end of the lease term (the “Lease”), and (ii) a security interest in the equipment that is subject to the Lease. All outstanding principal and unpaid accrued interest on the Note will become due and payable on the earlier of (i) the expiration or termination of the term of the Lease or (ii) the exercise of the option to purchase the Leased Mobetron by the leasee pursuant to the Lease. In the event of a payment default on the Note, E.U. Capital may declare the remaining principal of and any unpaid accrued interest on the Note to be due and payable.
     The Company has issued $500,000 aggregate principal amount of its 10% Senior Secured Debentures to E.U. Capital pursuant to that certain Debenture Purchase Agreement, dated as of September 30, 2008, as amended as of April 9, 2009 and June 30, 2009, by and among the Company and the purchasers named therein (the “Purchase Agreement”). In connection with the amendment of the Purchase Agreement on June 30, 2009, the Company also lowered the exercise price of warrants to purchase an aggregate of 2,433,515 shares of the Company’s Common Stock held by E.U. Capital to $0.028 per share from $0.08 or $0.065 per share, respectively. The Company has entered into a revolving, $6,000,000, combined inventory and factoring agreement, or product financing arrangement, under which the Company pledged as collateral certain of its inventory and receivables, with E.U. Capital. In addition, E.U. Capital is a stockholder of the Company and a party to a rights agreement, dated as of August 17, 2007, as amended as of August 27, 2007, by and among the Company and certain investors named therein, which grants the investors certain registration rights and rights to participate in subsequent offerings of equity securities by the Company.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRAOP MEDICAL CORPORATION
Dated: September 28, 2009	By:	/s/ John Powers
John Powers
President and Chief Executive Officer